UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2008 (August 21, 2008)

WELLPOINT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Indiana	001-16751	35-2145715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2008, the Board of Directors of WellPoint, Inc. (the “Company”) appointed Martin L. Miller, age 46, as Chief Accounting Officer of the Company effective as of September 15, 2008. Mr. Miller will also serve as Senior Vice President and Controller of the Company. Mr. Miller will replace John E. Gallina as Chief Accounting Officer and Mr. Gallina will continue as the Chief Financial Officer, Comprehensive Health Solutions unit of the Company. Prior to joining the Company, Mr. Miller served as vice president and global controller for Molson Coors Brewing Company. Prior thereto, he served in various roles for Coca-Cola Company, including regional and divisional chief financial officer. Mr. Miller is a certified public accountant.

Mr. Miller has entered into the Company Form Employment Agreement, which form agreement was filed as Exhibit A to Exhibit 10.27(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. As a result of Mr. Miller entering into the Company Form Employment Agreement, he is a participant in the WellPoint, Inc. Executive Agreement Plan and subject to the covenants and restrictions contained therein.

The text of the Company’s press release announcing Mr. Miller’s appointment is filed with this report as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	Executive Vice President and General Counsel

Date: August 22, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 22, 2008

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